Exhibit 4.1

                      FOURTH AMENDMENT TO RIGHTS AGREEMENT

     This Fourth Amendment, dated as of November 10, 2009 ("Amendment"), and effective as of the date set forth below, amends that certain Rights Agreement, dated as of December 20, 1994 (as amended, "Rights Agreement"), as amended on August 14, 1996 ("First Amendment"), December 11, 2000 ("Second Amendment" ) and December 17, 2004 ("Third Amendment," and together with the First Amendment and Second Amendment, the "Former Amendments"), between RF Monolithics, Inc., a Delaware corporation (the "Company"), and Computershare Trust Company, N.A. (formerly known as EquiServe Trust Company, N.A. and successor rights agent to Fleet National Bank) ("Rights Agent").

     WHEREAS, the Company and the predecessor of the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein);

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company desires to amend the Rights Agreement as set forth below;

     WHEREAS, the Board of Directors of the Company has approved this Amendment.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Certain Definitions. For purposes of this Amendment, capitalized terms not otherwise defined shall have the meaning given them in the Rights Agreement.

     Section 2. Amendment. The Rights Agreement is hereby amended as follows:

            (a) Clause (i) of Section 7(a) of the Rights Agreement is hereby amended by deleting "December 20, 2009" contained therein and inserting in lieu thereof "December 20, 2014."

            (b) Section 2 of the Rights Agreement is hereby amended by deleting from the first sentence thereof the language "and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares)".

            (c) Section 5 of the Rights Agreement is hereby amended by deleting from the second sentence thereof the language "manually countersigned" and replacing it in its entirety with the language "countersigned, either manually or by facsimile signature".

            (d) Section 7(b) of the Rights Agreement is hereby amended by deleting "$74.40" contained therein and inserting in lieu thereof "$10.00."

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            (e) Section 26 of the Rights Agreement is hereby amended by deleting the Rights Agent notice information in its entirety and replacing it with the following:

                 Computershare Trust Company, N.A.
                 250 Royall Street
                 Canton, MA  02066
                 Attention: Client Services

     Section 3. Date of Effectiveness. This Amendment shall be deemed effective as of November 10, 2009, as if executed by both parties hereto on such date.

     Section 4. Effect of Amendment. Except as expressly amended hereby and by the Former Amendments, the Rights Agreement shall remain in full force and effect.

     Section 5. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 6. Governing Law. This Amendment and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     Section 7. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

     Section 8. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

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     IN WITNESS  WHEREOF,  parties  hereto have caused this Amendment to be duly executed and effective as of the date set forth above.


                                         RF MONOLITHICS, INC.

                                         By:  /s/ Harley E Barnes III
                                            ------------------------------
                                            Harley E Barnes III
                                            Chief Financial Officer


                                         COMPUTERSHARE TRUST
                                         COMPANY, N.A.

                                         By:    /s/ Dennis V. Moccia
                                                --------------------
                                         Name:  Dennis V. Moccia
                                                ----------------
                                         Title: Manager, Contract Administration
                                                --------------------------------